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EXHIBIT 23.1

                    CONSENT OF MENDOZA BERGER & COMPANY, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference and use in the Annual Report on Form 10 KSB, under the Securities Exchange Act of 1934 of our report on the financial statements of Aqua Dyne, Inc. for the year ended December 31, 2001, for the period from inception (April 26, 2000) through December 31, 2000, and for the period from inception (April 26, 2000) through December 31, 2001.



/s/ Mendoza Berger & Company, LLP
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Mendoza Berger & Company, LLP
Irvine, California

Dated: March 28, 2002